Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (as may be amended from time to time, this “Agreement”) is entered into as of [__], 2015, by and among GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), City Index Group Limited (“City”), Incap Gaming B.V. (“INCAP”) and each other person identified on Schedule A hereto (each, an “Other Investor” and, together with the Seller (defined below), the “Investors”).

W I T N E S S E T H:

WHEREAS, pursuant to the Share Purchase Agreement dated as of October 31, 2014 (the “Share Purchase Agreement”) by and among the Company, City and INCAP, City was issued by the Company 5,319,149 Shares (as defined below) (such Shares, the “Consideration Shares”) and $60,000,000 in aggregate principal amount of 4.125% convertible notes (the “Convertible Notes”);

WHEREAS, promptly following the Closing (as defined below), City intends to distribute (the “Distribution”) the Consideration Shares and the Convertible Notes to INCAP and Sun Luxco I, Sarl (“Sun Luxco”);

WHEREAS, following the Distribution, Sun Luxco will further distribute the Consideration Shares and Convertible Notes received by it in the Distribution to Francisco Partners II, L.P. (“FP”) and INCAP will create a wholly-owned subsidiary to be incorporated in Delaware (“INCAP Sub”) and contribute the Consideration Shares and Convertible Notes received by it in the Distribution to INCAP Sub (the “Contribution”);

WHEREAS, the Other Investors currently own Shares; and

WHEREAS, the Company wishes to grant certain rights to Seller and the Other Investors with respect to the Registrable Securities (as defined below) held by them as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for the good and valuable consideration, the parties, intending to be legally bound, mutually agree as follows:

ARTICLE 1
General

Section 1.01.  Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company.  For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Closing” has the meaning ascribed thereto in the Share Purchase Agreement.

“Closing Date” has the meaning ascribed thereto in the Share Purchase Agreement.

“Common Stock” means the common stock of the Company, par value of $0.00001 per share, and any stock into which such common stock of the Company may hereafter be converted upon a reclassification of such common stock in accordance with law.

“Convertible Notes Indenture” means the indenture dated on or about the Closing Date pursuant to which the Convertible Notes are issued.

“Edison Entities” means Edison Venture Fund IV SBIC, L.P., Edison Partners IV SBIC, LLC, and any other investment fund vehicles or entities of which any of the foregoing entities are affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Holder” means (a) any Investor owning of record Registrable Securities and (b) any person owning of record Registrable Securities who succeeds to rights hereunder pursuant to Section 2.09.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC.

“Registrable Securities” means (a) any Shares; (b) the Convertible Notes; and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such above-described securities, in each case held by a Holder.  Notwithstanding the foregoing, Registrable Securities shall cease to include any securities that have been sold by a person to the public pursuant to a registration statement in compliance with the Securities

Act or pursuant to Rule 144 or sold in a private transaction in which the transferor’s rights under Article 2 of this Agreement are not assigned in accordance with Section 2.09.

“Registrable Securities then outstanding” shall be the number of shares of Common Stock determined by calculating the total number of shares of Common Stock (a) that are Registrable Securities and then issued and outstanding or (b) are issuable upon conversion of the Convertible Notes but only to the extent that such Convertible Notes are Registrable Securities; provided that with respect to the Convertible Notes, the number of shares of Common Stock issuable upon conversion of the Convertible Notes shall be the maximum number of shares of Common Stock into which the Convertible Notes are convertible into (1) assuming that the Company elects Physical Settlement (as such term is defined in the Convertible Indenture) to settle all conversions of the Convertible Notes, and (2) without regard to whether there are conditions that would prevent the conversion of the Convertible Notes at such time.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.01, 2.02, 2.03 and 2.05 hereof, including, without limitation, all registration, qualification, exchange and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel chosen by the Holders of a majority of the Registrable Securities included in any such registration, blue sky fees, custodian fees and expenses and fees and expenses of the Company’s legal counsel, accountants and other advisors, including the expense of any special audits incident to or required by any such registration and excluding Selling Expenses.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated under the Securities Act.

“SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Seller” means (i) prior to the Distribution and Contribution, City and (ii) following the Distribution and Contribution and upon execution and delivery of a counterpart hereto, INCAP Sub.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

“Shares” means the shares of Common Stock issued by the Company to Seller under the Share Purchase Agreement, upon the conversion of Convertible Notes or upon the exercise of any director stock options that may be deemed to be beneficially owned by any of the VantagePoint Entities or any of Edison Entities, or held by the other Holders on the date hereof.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

“Stockholders’ Agreement” means the Stockholders’ Agreement dated as of October 31, 2014 among the Company, Seller and the other parties listed on the signature pages thereto.

“VantagePoint Entities” means VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P., VantagePoint Venture Partners IV Principals Fund, L.P., VP New York Venture Partners, L.P., and any investment fund vehicles or entities of which any of the foregoing are affiliates.

ARTICLE 2
Registration

Section 2.01.  Demand Registration.  (a) Subject to the conditions of this Section 2.01 and if there is then no currently effective Shelf Registration Statement on file with the SEC covering all of the Registrable Securities, if the Company receives a written request from (x) Seller, (y) an Other Investor or (z) Holders holding at least 30% of the Registrable Securities then outstanding (as applicable, the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of all or a part of the Registrable Securities held by such Holders, then the Company shall:

(i)      within 15 days of the receipt thereof, give notice of such request to all Holders (other than the Initiating Holders), and use its reasonable best efforts to effect, as soon as practicable, the registration of all Registrable Securities that the Initiating Holders have requested to be registered; and

(ii)     as soon as practicable, use its reasonable best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within 15 days after the date the Company mails such written notice. The Company may include in such registration any securities, for its own account or for the account of a security holder or holders, subject to the limitations set forth in Section 2.01(b) below.

(b)      If the Initiating Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company as a part of their demand pursuant to this Section 2.01 and the Company shall include such information in the notice referred to in this Section 2.01. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon participation in such underwriting. The underwriter or underwriters for such offering shall be determined by the Company in consultation with the Initiating Holders. Notwithstanding any other provision of this Section 2.01, if the underwriter advises the Company that the number of securities requested to be included in such underwriting and registration exceeds the number which can be sold in such offering without it being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Company shall so advise all participating Holders, and the number of Shares or other Registrable Securities that may be included in the underwriting and registration shall be allocated pro rata to the participating Holders based on the number of Registrable Securities then outstanding held by them; provided, however, that in the case of an underwriting and registration that is being made pursuant to a demand or written request for registration by an Other Investor under this Section 2.01 or pursuant to clause (z) of Section 2.01(a) (such demand, an “Other Investor Demand”), the number of securities assigned or allocated to the VantagePoint Entities shall in no case be lower than the lesser of thirty percent (30%) of the total number of securities underwritten and the number of Registrable Securities then requested by the VantagePoint Entities to be included in such underwriting and registration; provided, further, that the number of Shares or other Registrable Securities to be included in any underwriting and registration pursuant to this Section 2.01 shall not be reduced unless all other securities of the Company and all securities that are not Registrable Securities are first entirely excluded from the underwriting and registration.

(c)      The Company shall not be required to effect a registration pursuant to this Section 2.01:

(i)      for Seller, prior to the second anniversary of the date hereof;

(ii)     after the Company has effected four (4) registrations pursuant to this Section 2.01 and such registrations have been declared or ordered effective by the SEC and securities have been sold pursuant thereto; provided that (A) the Other Investors and their respective permitted assignees hereunder, taken together, shall be entitled to make no more than two (2) such demands for registration and (B) the Seller shall be entitled to make no more than two (2) such demands or written requests for registration (such demand, a “Seller Demand”), in each case pursuant to this Section 2.01; provided further that a registration shall not count as one of the permitted demands until it has become effective and the Initiating Holder is able to include at least 60% of the Registrable Securities requested by such Initiating Holder to be included in such Seller Demand;

(iii)    during the period starting with the date of filing of, and ending on the date six months following the effective date of, a registration statement pertaining to any underwritten public offering of securities of the Company made pursuant to this Section 2.01 or Section 2.02;

(iv)    if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to this Section 2.01, the Company gives notice to the Holders of the Company’s intention to make an underwritten public offering of securities of the Company within ninety (90) days;

(v)     if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company such registration statement would reasonably be expected to be materially detrimental to the Company because the sale of Registrable Securities pursuant to such registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law and the Company has a bona fide business purpose for preserving the confidentiality of such information, the Company shall have the right to defer the filing of the applicable registration statement for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; provided further that in such event, the Initiating Holders initially requesting such registration statement shall be entitled to withdraw such request, and if such request is withdrawn, such demand registration shall not count as one of the permitted demand registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration; or

(vi)    if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) at an anticipated aggregate price to the public (after deduction for underwriter’s discounts and expenses related to the issuance) of less than $20,000,000.

Section 2.02.  Piggyback Registrations.  The Company shall notify all Holders at least thirty (30) days prior to the filing of any registration statement under the Securities Act for a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding (i) any registration statement to be filed pursuant to Section 2.03 and (ii) any registration statement relating to employee benefit plans or corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include Registrable Securities in any such registration statement shall notify the Company within fifteen (15) days after the notice from the Company. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement filed by the

Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company, all upon the terms and conditions set forth herein.

(a)      Underwriting.  If the registration statement under which the Company gives notice under this Section 2.02 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any Holder to include Registrable Securities in the registration statement pursuant to this Section 2.02 shall be conditioned upon the Holder’s participation in the underwriting and entry into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company (after consultation with the Holders participating in such underwritten offering) and on terms as agreed by the Company and such underwriter or underwriters.  Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that the number of securities requested to be included in such underwriting and registration exceeds the number which can be sold in such offering without it being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of securities that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders pro rata based on the total number of Registrable Securities then outstanding held by the Holders; and third (to the extent of availability), to any other stockholder of the Company (other than a Holder).

(b)      Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.02 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.04 hereof.

Section 2.03.  Shelf Registration. (a) The Company shall use reasonable best efforts to cause to become effective under the Securities Act within six (6) months after the Closing, a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement.  If, at any time, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.03 shall not apply, and the provisions of Section 2.01 shall apply instead.

(b)      Continued Effectiveness.  The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by Holders until the earlier of (i) three (3) years following the effectiveness under the Securities Act of the Shelf Registration Statement and (ii) the date on which each of the Holders is permitted to sell all of its Registrable Securities without registration pursuant to Rule 144 without limitation or restriction under any of the requirements of Rule 144  In the event that the Company does not have a Shelf Registration Statement effective after the expiration of the three-year period described in clause (i) above, the rights of the Other Investors as in effect immediately prior to the date hereof pursuant to the Investor Rights Agreement

(defined below) with respect to S-3 filings (and the rights ancillary thereto) shall be reinstated and remain in effect until the termination of this Agreement in accordance with its terms.

(c)      Suspension of Registration.  Prior to the sale or distribution of any Registrable Securities pursuant to a Shelf Registration Statement, each Holder shall give at least two (2) Business Days prior written notice thereof to the Company (a “Sale Notice”) and no Holder shall sell or distribute any Registrable Securities unless it has timely provided such Sale Notice and, subject to the Shelf Suspension described below, until the expiration of such 2-Business Day period.  The Holders shall not deliver a Sale Notice and shall not sell or distribute Registrable Securities more than five times in any calendar quarter.  If in response to a Sale Notice, the Company shall provide to the Holder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company such sale or distribution would require disclosure of non-public material information not otherwise required to be disclosed under applicable law and the Company has a bona fide business purpose for preserving the confidentiality of such information (the “Restriction”), then the Company may, by written notice thereof to the Holders requesting such sale or distribution (a “Suspension Notice”), suspend use of the Shelf Registration Statement by the Holders until the expiration of the Restriction (a “Shelf Suspension”).  In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the Suspension Notice referred to above.  The Company shall immediately notify the Holders upon the termination of any Shelf Suspension and either confirm that the Shelf Registration can be used or supplement or make amendments to the Shelf Registration Statement to the extent required by the registration form used by the Company for the Shelf Registration or by the Securities Act or the rules or regulations promulgated thereunder and promptly notify the Holders thereof. The Company agrees to not deliver a Suspension Notice to any Holder or otherwise inform such Holder of a Restriction unless and until such Holder delivers a Sale Notice to the Company.

(d)      Registrations effected pursuant to this Section 2.03 shall not be counted as demands for registration or registrations effected pursuant to Section 2.01.  Notwithstanding the foregoing, in connection with an underwritten public offering by the Company of Common Stock, the Company shall not be obligated to permit any sales or distributions pursuant to this Section 2.03 during the period starting on the date requested by the managing underwriters (which shall be no earlier than ten (10) days prior to the anticipated “pricing” date for such underwritten offering) and continuing to the date that is sixty (60) days following the date of the final prospectus for such underwritten offering; provided that the Company shall not exercise its right to block such sales or distributions more than twice in any calendar year.

Section 2.04.  Expenses of Registration.  Except as specifically provided below in this Section 2.04, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.01, 2.02 or 2.03 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the selling party, either the Company or the Holders selling the securities, as applicable. The Company shall not, however, be required to pay for Registration Expenses regarding any registration proceeding begun pursuant to Section 2.01, the request of which has been subsequently withdrawn by the Initiating Holders (and such Initiating Holders hereby indemnify the Company (in the case there is more than one Initiating Holder, on a several basis in proportion to the number of shares included in such registration) against all such expenses) unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) (i) in the case of a Seller Demand, the Seller and (ii) in the case of an Other Investor Demand, Holders of a majority of the Registrable Securities then outstanding held by the Other Investors and their respective permitted assignees hereunder, as applicable, agree to forfeit its or their (as applicable) right to one requested registration pursuant to Section 2.01, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, as provided above, such expenses shall be borne by the Holders requesting such registration in proportion to the number of shares included in such registration.

Section 2.05.  Obligations of the Company.  Whenever required to register any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)      Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, keep such registration statement effective until the Holder or Holders have completed the distribution related thereto but, other than with respect to a Shelf Registration Statement, in no event for more than one hundred and twenty (120) days after the date of such effectiveness (extended up to 180 days for each trading day on which the Company’s Common Stock price is less than 75% of the price of the Common Stock on the date of such effectiveness).

(b)      Notify each holder of Registrable Securities of (i) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each registration statement filed hereunder.  In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts to promptly obtain the withdrawal of such order.

(c)      Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration effective and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(d)      Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(e)      Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f)      In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

(g)      Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  The Company shall use its reasonable best efforts to prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading

(h)      Use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(i)      Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC.

In addition to the other applicable requirements of this Section 2.05, the Company will have a broad plan of distribution and will facilitate underwritten block trades, though unless the Company agrees otherwise, the Company’s facilitation will be limited to participating in a customary telephonic management due diligence session, providing the underwriters and underwriters counsel with customary access to the Company’s books and records, subject to customary confidentiality undertakings, requesting the Company’s lawyers to provide opinions in customary form and requesting the Company’s accountants to provide comfort letters in customary form.

Section 2.06.  Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.01, 2.02 or 2.03 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required under rules and regulations promulgated under the Securities Act to effect the registration of their Registrable Securities.

Section 2.07.  Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.01, 2.02 or 2.03:

(a)      To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the partners, officers, directors and stockholders of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, stockholder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.07(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, stockholder, underwriter or controlling person of such Holder.

(b)      To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration,

qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers or stockholders or any person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.07(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity and payment obligation under this Section 2.07 exceed the net proceeds (after deducting commissions, taxes and other expenses) from the offering received by such Holder.

(c)      Promptly after receipt by an indemnified party under this Section 2.07 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.07, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.07, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.07.

(d)      If the indemnification provided for in this Section 2.07 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds (after deducting commissions, taxes and other expenses) from the offering received by such Holder.

(e)      The obligations of the Company and Holders under this Section 2.07 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 2.08.  Termination of Registration Rights.  All registration rights granted under this Article 2 shall terminate and be of no further force and effect, with respect to (a) INCAP Sub on the earliest to occur of (i) the date all Registrable Securities held by or issuable to INCAP Sub may be sold (x) free of any resale restrictions under the Stockholders’ Agreement (as defined in the Share Purchase Agreement) and (y) under Rule 144 without limitation or restriction under any of the requirements of Rule 144, (ii) the fifth anniversary of the date hereof and (iii) the date on which Seller and the Affiliates of Seller, collectively, hold less than 10% of the Common Stock then outstanding (including Common Stock issuable upon the conversion of the Convertible Note (assuming that the Company elects Physical Settlement (as such term is defined in the Convertible Notes Indenture) to settle all conversions of the Convertible Notes, and without regard to whether there are conditions that would prevent the conversion of the Convertible Notes at such time)) and (b) each other Holder, on the date on which all Registrable Securities held by or issuable to such Holder may be sold under Rule 144 without limitation or restriction under any of the requirements of Rule 144.

Section 2.09.  Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Article 2 may be assigned by any Holder (including the general partner of any of the VantagePoint Entities and any of the Edison Entities but excluding Seller) to a transferee or assignee of Registrable Securities which (i) is a subsidiary, parent, general partner, limited partner, member, shareholder, or Affiliate of such Holder, (ii) is a Holder’s immediate family member or a trust for the benefit of an individual Holder or immediate family members of such Holder, (iii) acquires at least fifty percent (50%) of the shares of Registrable Securities then held by the transferring Holder, or (iv) acquires at least twenty percent (20%) of the Registrable Securities then outstanding (as adjusted for stock splits and combinations);

provided, however, (A) the transferor shall, within ten (10) business days after such transfer or assignment, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee or assignee shall agree to be subject to all provisions of this Agreement  as a “Holder” by execution and delivery of a counterpart signature page hereto.

Section 2.10.  Limitation on Subsequent Registration Rights.  As of the effective time of this Agreement, the Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights with respect to any securities of the Company.  After the date of this Agreement, the Company shall not, without the prior written consent of each Holder holding (together with its Affiliates) at least ten percent (10%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

Section 2.11.  Rule 144 Reporting.  The Company shall use commercially reasonable efforts to satisfy the condition contained in Rule 144 under the Securities Act with respect to current public information and any other conditions to make such Rule available to the Holders for the sale of Registrable Securities, including filing with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.  In addition, the Company shall furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144.

ARTICLE 3
MISCELLANEOUS

Section 3.01.  Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 3.02.  Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware State court, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.11 shall be deemed effective service of process on such party.

Section 3.03.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.04.  Survival.  The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

Section 3.05.  Successors and Assigns.  (a) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a permitted assignee of a Holder in accordance with Section 2.09 and a holder of Registrable Securities from time to time.  Immediately after the Distribution and the Contribution, INCAP Sub shall automatically become the “Seller” hereunder and succeed to all of the rights and obligations of City in its capacity as Seller under this Agreement; provided that INCAP Sub executes and delivers a counterpart hereto.

Section 3.06.  Effectiveness.  This Agreement shall not become effective until (a)execution and delivery of a counterpart hereto by each of the Company, City and each of the Other Investors and (b) the occurrence of the Closing.  For the avoidance of doubt, the Amended and Restated Investor Rights Agreement dated as of January 1, 2008 by and among the Company, each Other Investor and the other parties thereto, as amended (the “Investor Rights Agreement”), shall remain in full force and effect until the effectiveness of this Agreement in accordance with this Section 3.06.

Section 3.07.  Entire Agreement.  This Agreement and the Schedule hereto, constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

Section 3.08.  Severability.  In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.09.  Amendment and Waiver.  Except as otherwise expressly provided herein, this Agreement may be amended or modified and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Holder holding (together with its Affiliates) at least ten percent (10%) of the Registrable Securities then outstanding; provided that no such amendment or waiver shall affect any Holder in a more adverse or disproportionate manner than the other Holders, without obtaining the consent of such adversely and disproportionately affected Holder.  Any amendment or waiver effected in accordance with this Section 3.09 shall be binding upon each Holder and the Company.

Section 3.10.  Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party hereto, upon any breach, default or noncompliance of any other party hereto under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.

Section 3.11.  Notices and Consents.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may hereafter specify for the purpose by notice to the other parties hereto.  All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 3.12.  Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 3.13.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

GAIN CAPITAL HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

CITI INDEX GROUP LIMITED

By:

INCAP GAMING B.V.

By:

[Signature Page to Registration Rights Agreement]

VANTAGEPOINT VENTURES PARTNERS IV (Q), L.P

By:	VantagePoint Venture Associates IV, L.L.C., its General Partner

By:
Name:
Title:

VANTAGEPOINT VENTURE PARTNERS IV, L.P.

By:	VantagePoint Venture Associates IV, L.L.C., its General Partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.

By:	VantagePoint Venture Associates IV, L.L.C., its General Partner

By:
Name:
Title:

VP NEW YORK VENTURE PARTNERS, L.P.

By:	VantagePoint Venture Associates IV, L.L.C., its General Partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EDISON VENTURE FUND IV SBIC, L.P.

By:	Edison Partners IV SBIC, LLC, its General Partner

By:
Name:
Title:

EDISON PARTNERS IV SBIC, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

GAIN CAPITAL HOLDINGS, INC.

COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

[Month, Year]

The undersigned desiring to become a Holder as defined under that Registration Rights Agreement dated as of _______ ___, 20__ (as amended, the “Agreement”), among GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”) and the other parties thereto as of the date set forth above, hereby adopts and agrees to be bound by all of the terms and provision of, and shall be entitled to all of the benefits and privileges of, the Agreement applicable to a Holder and authorizes the Company to attach this signature page to the Agreement in order to make the undersigned a party to the Agreement.

By:
Name:
Title:

SCHEDULE A

Schedule of Other Investors

Edison Entities:

Edison Venture Fund IV SBIC, L.P.
1009 Lenox Drive #4
Lawrenceville, NJ 08648

Edison Partners IV SBIC, LLC
1009 Lenox Drive #4
Lawrenceville, NJ 08648

VantagePoint Entities:

VantagePoint Venture Partners IV (Q), L.P.
1001 Bayhill Drive, Suite 300
San Bruno, CA 94066

VantagePoint Venture Partners IV, L.P.
1001 Bayhill Drive, Suite 300
San Bruno, CA 94066

VantagePoint Venture Partners Principals Fund, L.P.
1001 Bayhill Drive, Suite 300
San Bruno, CA 94066

VP New York Venture Partners, L.P.
1001 Bayhill Drive, Suite 300
San Bruno, CA 94066